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                                                                   EXHIBIT 10.10

                                   AGREEMENT

This Agreement is entered into on February 17, 1999 by and between, SlugFest.com, Inc., a Nevada corporation with offices at 201 Park Place, Suite 321, Altamonte Springs, FL 32701 (hereinafter referred to as "Buyer"), and Mr. Patrick Welsh, whose address is 1655 Tannery Creek Rd., Bodega, California 94922, and whose social security number is ###-##-#### (hereinafter referred to as "Seller").

WHEREAS, it is the desire of the parties to this Agreement effectuate the sale and transfer of the assets known as SlugFest.com, subject to the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

1. DESCRIPTION OF THE ASSETS. The assets of SlugFest.com (hereinafter the "Assets" are as follows:

    a) Ownership of the Internet domain name "SlugFest.com" is registered in the name of "Kaizen Works, Inc. 1801 Reston Parkway Suite 101, Reston, VA 20190" according to the records of InterNIC. Mr. Welsh warrants and represents that he has full title and ownership of said domain name and the assets it represents, as explained in the letters exchanged between Mr. Welsh and Mr. Chris Ott, President of Kaizen Works, Inc. dated September 30, 1996 and May 22, 1997, respectively, as well as the certification dated February 2, 1999 of Sara Longson, Esq., the court-appointed Trustee in bankruptcy of Kaizen Works, Inc. The aforementioned documents are attached hereto as Exhibits A, B and C.

    b) Certain intellectual property and other property of the web site known as slugfest.com which includes but is not limited to web pages and html documentation as well as applications hereby described as "Downloadable Shockwave Game Modules" and hereinafter referred to as "Sluggables." Each Sluggable represents a game module and is identified by the character(s) appearing therein. Presently and for the purposes of this Agreement, the property includes the following Sluggables:

              1.  Hanson

              2.  Spice Girls

              3.  Bill Clinton

              4.  Bill Gates

              5.  Mike Tyson

              6.  Marilyn Manson

              7.  "Blarney" the dinosaur

              8.  David Letterman

              9.  Fabio

              10. Ted Kennedy

              11. Rush Limbaugh
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              12. Madonna

              13. Richard Simmons

              14. O.J. Simpson

              15. Tori Spelling

              16. Tommy Lee

              17. Martha Stewart

              18. Howard Stern

              19. Leonardo DiCaprio (new)

              20. Jerry Springer (new)

              21. Puff Daddy (new)

              22. Alan Greenspan

              23. Motley Fool Jester

              24. Donald Trump

              25. Your Stockbroker

              26. Michael Milliken

              27. Ted Turner

              28. Warren Buffet

              29. Wayne Huizegna

              30. Beardstown Ladies

              31. To be selected by the Buyer by February 28, 1999.

              32. To be selected by the Buyer by February 28, 1999.

    c) Any additional programs, computer code or applications, which are owned by the Seller and are integral components of the web site known as SlugFest.com.

2. "AS IS" SALE. Buyer agrees that Seller makes no guarantees or warranties concerning the site's popularity, profitability, or cost of operation.

3. TERMS AND CONDITIONS OF TRANSFER: - Buyer agrees to compensate Seller for the sale and transfer of the Assets, upon Seller's performance of the following:

    a) The granting of authorization to a change of level 1 and 2 DNS server address with InterNIC for the domain name slugfest.com to the location and DNS addresses provided by the Buyer.
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    b)   The provision of reasonable technical assistance, including traveling to and rendering technical services and consulting to Buyer at its place of business in order to complete the transfer of the web site's content to Buyer and insure that the web site and all the Sluggable characters are fully operational. Buyer will provide Mr. Welsh with accommodations at either its corporate apartment or comparable hotel during his stay and will reimburse Mr. Welsh for his airfare and ground transportation costs during his stay.

    c) The granting of authorization and consummation of the transfer of the ownership of the domain name or names related to the Slugfest site as reflected in the registration records of the InterNIC, and concurrent transfer of all title and interest held by Seller in the Assets to the Buyer.

4. COMPENSATION: - Buyer will compensate Seller for the sale and transfer of the Assets as well as the design, production and delivery of the new Sluggables as follows:

    a) The sum of $60,000 in connection with transfer of the Assets as follows:

         i) $30,000 upon completion of sections 3(a), 3(b) and 3(c) of this Agreement.

         j) $30,000 upon completion of the transfer of all the Assets to the Buyer, including the site being fully operable, along with the delivery of approximately 10,000 e-mail addresses of Slugfest customers.

5. ADDITIONAL ASSETS AND COMPENSATION. Additional compensation in the amount of $13,700 will be paid to Seller for the creation and delivery of an additional eleven (11) "Sluggables", as described in #22 to #32 of Paragraph 1(b) of this Agreement. The new Financial Web Sluggables characters have been and will be selected by the Buyer, as set forth in Paragraph 1(b), above, and must be accepted by the Buyer as being of the same or higher quality as those characters already in existence. Buyer reserves the right to reject any character based solely upon its criteria as to quality. Compensation will be paid as follows:

    a) Five thousand dollars ($5,000.) upon execution of this Agreement. Seller expressly agrees that he shall not endorse or cash the $5,000 check submitted herewith, until he has executed and returned this agreement to the buyer, under penalty of criminal and civil sanctions.

    b) Eight thousand seven hundred dollars ($8,700) upon the delivery, installation, full operation, and acceptance of the new Sluggables.

6. PERFORMANCE FOR ADDITIONAL COMPENSATION. Seller agrees to work diligently on the creation of the new Sluggables referred to in Paragraphs 1 and 5, and shall deliver, install, and render same fully operational and accepted within five weeks of the execution of this Agreement, with the exception of Sluggables #31 and #32, which will be delivered, installed, operational and accepted within 5 weeks of the day Buyer selects same.

7.  REPRESENTATIONS:
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   a) Seller is the owner of and has good and marketable title to the Assets, free from all encumbrances.

   b) To Seller's knowledge, it has complied with all laws, rules, and regulations of the city and state governments where it does business, and with the federal government.

   c) Seller will pay all taxes of any nature that may be due to any governmental entity to date, as same relate to the transfer of the Assets.

   d) Seller has entered into no contract to sell, mortgage, or provide any security interest in the Assets, or any portion thereof

   e) Seller has entered into no contract relating to the Assets.

   f) There are no judgments, liens, or to Seller's knowledge actions or proceedings pending or threatened against the Seller in any court.

   g) To Seller's knowledge, the SlugFest site does not violate any publicity statute or similar law concerning the public figures it portrays, nor has Seller received any complaints or threats of litigation with respect thereto.

   h) Seller is vested with full title and ownership of the Assets, free and clear of any equitable or legal interest that Kaizen Works, Inc. or any creditor of same may have held in the past.

8. COVENANTS. The Seller covenants with the Buyer as follows:

   a) Seller will transfer all of the assets enumerated, installed and operating, free of all encumbrances.

   b) All taxes related to the assets being transferred will be paid or provided for up to the date of closing.

   c) No judgments or liens will be outstanding, nor will litigation be pending or threatened against the Seller at the time of closing.

   d) All Assets transferred to the Buyer under this Agreement will become the sole property of the Buyer and may not be reproduced, sold or otherwise distributed without the express written consent of the Buyer.

   e) Neither Kaizen Works, Inc., nor any creditor of same has any legal or equitable interest in the Assets.

All representations and warranties made by the Seller shall survive the closing.

9. COVENANT NOT TO COMPETE. Seller agrees not to engage directly or indirectly in any business of the type and character of the business engaged in by the Buyer for a period of five (5) years any place in the world; provided the Buyer performs all of its obligations under this Agreement.

10. 10 APPLICABLE LAW. This agreement shall be interpreted and enforced in accordance with the laws of the State of Florida

11. AMENDMENTS. Any amendments to this agreement be only in writing executed by both parties

12. TRANSFER AND ASSIGNMENT. No rights or duties may be transferred or assigned by either party without the written approval of the other party.

13. NOTICES. All notices, payments or communications under this Agreement shall be made in writing to the parties at the addresses set forth in the introductory Paragraph of this Agreement.
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14. LITIGATION AND COSTS. In the event of litigation resulting from a breach of this Agreement the prevailing party shall be entitled to the recovery of its legal fees and costs, and Seller will indemnify Buyer for all costs, fees, and judgments with respect to any claims made by any third parties of which he was aware, but has not disclosed herein. Buyer may withhold payment of all or any part of the purchase price to satisfy any costs, fees, or judgments that it may incur under this Paragraph.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written:


/s/ Patrick Welsh                            /s/ Kevin Lichtman
-------------------------------              -------------------------------
Patrick Welsh                                Kevin Lichtman
Seller                                       President
                                             SlugFest.com., Inc.
                                             Buyer